THE TRAVELERS INSURANCE COMPANY O ONE CITYPLACE O
                       HARTFORD, CONNECTICUT O 06103-3415
                                A STOCK COMPANY

                                       Mailing Address:  P.O. Box 990009
                                                         Hartford, CT 06199-0009



  We are pleased to provide You the benefits of this Variable Annuity Contract.
          Please read Your Contract and all attached forms carefully.



                         RIGHT TO EXAMINE THIS CONTRACT

                  IN ORDER TO CANCEL THIS CONTRACT, YOU MUST PROVIDE A WRITTEN REQUEST AND THIS CONTRACT TO US AT OUR MAILING ADDRESS OR TO OUR AGENT WITHIN 10 CALENDAR DAYS AFTER ITS DELIVERY TO YOU. WE WILL PAY YOU THE CONTRACT VALUE DETERMINED AS OF THE NEXT VALUATION DATE AFTER WE RECEIVE THE WRITTEN REQUEST AT OUR OFFICE, PLUS ANY PREMIUM TAX, AND CONTRACT CHARGES PAID. AFTER THE CONTRACT IS RETURNED, IT WILL BE CONSIDERED AS NEVER IN EFFECT.



                  This Contract is issued in consideration of the Purchase Payments. It is subject to the terms and conditions stated on the attached pages, all of which are parts of it.

                        Executed at Hartford, Connecticut



            /s/ George C. Kokulis                      /s/ Ernest J. Wright
                  President                                 Secretary

    This is a legal Contract between You and Us.   READ YOUR CONTRACT CAREFULLY.

         FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT
                    LIFE ANNUITY COMMENCING AT MATURITY DATE

         ELECTIVE OPTIONS                               NON-PARTICIPATING




         VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT
      EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR
           DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

L-22386                                1                                   01-03
                                                                             AGE
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                                TABLE OF CONTENTS
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Right to Examine this Contract                                       Cover Page

Contract Specifications                                              Page 3

Definitions                                                          Page 5

Ownership, Beneficiary and Annuitant Provisions                      Page 7

Purchase Payment and Valuation Provisions                            Page 8

Death Benefit Provision                                              Page 12

Settlement Provisions                                                Page 13

General Provisions                                                   Page 15

Annuity Tables                                                       Page 17





        Any Amendments, Riders or Endorsements follow the Annuity Tables.

L-22386                                2                                   01-03
                                                                             AGE

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                             CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

CONTRACT NUMBER

MARKET TYPE

OWNER

JOINT OWNER

ANNUITANT

CONTINGENT ANNUITANT

CONTRACT DATE

MATURITY DATE

--------------------------------------------------------------------------------

PURCHASE PAYMENTS:
     MINIMUM INITIAL PURCHASE PAYMENT:  $5,000
     MINIMUM SUBSEQUENT PURCHASE PAYMENT: $500
     MAXIMUM SUM OF INITIAL AND SUBSEQUENT PURCHASE PAYMENTS:  $1,000,000 unless
                                                               We consent to a
                                                               larger amount.

FIXED ACCOUNT:

MINIMUM GUARANTEED INTEREST RATE: The Minimum Guaranteed Interest Rate for the Fixed Account is 3%.

GUARANTEED INTEREST PERIODS: The initial interest rate for any Purchase Payment allocated to the Fixed Account is guaranteed for one year from the date it is credited to Your Contract. Subsequent renewal rates will be guaranteed for a calendar quarter. These guarantees do not apply to any dollar cost averaging program offered by Us, or to any other administrative program.

TRANSFERS: You may transfer up to 15% of the Fixed Account value to any of the Funding Options twice a year during the 30 days following the semi-annual Contract Date anniversary.

SEPARATE ACCOUNT:

TIC SEPARATE ACCOUNT THIRTEEN FOR VARIABLE ANNUITIES
Information about the Separate Account and the Funding Options is provided in the prospectus for TIC Separate Account Thirteen for Variable Annuities.

FUNDING OPTIONS DEDUCTIONS:
The Administrative Charge and the Mortality and Expense Risk Charge result in a daily deduction of .00004109 per Funding Option. When expressed on an annual basis, assuming a 365-day year, the deduction equals 1.50% per Funding Option.

    Administrative Charge:  .15% on an annual basis
    Mortality and Expense Risk Charge:  1.35% on an annual basis


ANNUAL CONTRACT CHARGE: $30.00
This charge will be assessed annually on the fourth Friday of August.

This charge will not be assessed under the following situations:
       (a) if Your Contract value is $40,000 or greater on the date the charge is assessed;
       (b) from any amount in the Fixed Account;
       (c) distribution of proceeds due to death; or
       (d) after an Annuity payout has begun.

L-22386                                3                                   01-03
                                                                             AGE

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                             CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

WITHDRAWAL CHARGE: The Withdrawal Charge is calculated as a percentage of the Purchase Payments withdrawn on a first-in, first-out basis. For the purpose of determining the withdrawal charge, the order of withdrawal will be deemed to be taken from (a) any Purchase Payments that are not subject to the withdrawal charge; (b) next from any remaining free withdrawal allowance (as described below) after the reduction by the amount of (a); (c) next from Purchase Payments still subject to a withdrawal charge (on a first-in, first-out basis); and then from (d) from Contract earnings. Any free withdrawals taken will not reduce Purchase Payments still subject to the withdrawal charge.

          NUMBER OF YEARS SINCE A
          PURCHASE PAYMENT WAS APPLIED              WITHDRAWAL CHARGE PERCENTAGE
          ----------------------------              ----------------------------
 GREATER THAN OR EQUAL TO        BUT LESS THAN
 ------------------------        -------------
         0 years                    2 years                 6.0%
         2 years                    4 years                 5.0%
         4 years                    5 years                 4.0%
         5 years                    6 years                 3.0%
         6 years                    7 years                 2.0%
         7+ years                                           0.0%

DEDUCTIONS NOT SUBJECT TO A WITHDRAWAL CHARGE:
We will not deduct a withdrawal charge under this Contract due to:
       (a) death of the Contract owner or the Annuitant with no Contingent Annuitant surviving; or
       (b) Minimum Distributions (as defined by the Internal Revenue Code) taken under Our managed distribution program then in effect if elected by the owner by a Written Request; or
       (c) a Life Annuity option has begun; or
       (d) Payments for a Fixed Period of at least 5 year duration has begun.

FREE WITHDRAWAL ALLOWANCE: After the first Contract Year, You may withdraw up to 10 % of Your Contract value annually without imposition of the withdrawal charge. If You have Purchase Payments no longer subject to the withdrawal charge, the maximum You may withdraw without the withdrawal charge is the greater of: (a) the free withdrawal allowance; or (b) the total amount of Purchase Payments no longer subject to a withdrawal charge.

NOTE: Any free withdrawal taken will reduce Purchase Payments no longer subject to a withdrawal charge. The available amount will be calculated as of the end of the previous Contract Year. The free withdrawal amount is not cumulative from year to year. The free withdrawal allowance applies to any partial withdrawal and to full withdrawals, except those transferred directly to annuity contracts issued by unaffiliated carriers and financial institutions.

TRANSFER CHARGE: We reserve the right to assess a transfer charge of up to $10.00 on transfers exceeding 12 per year. We will notify You In Writing at Your last known address at least 31 days prior to the imposition of any such Transfer Charge.

TERMINATION: We reserve the right to terminate this Contract when the Contract value is less than $2,000 and Purchase Payments have not been made for at least two years.

ASSUMED DAILY NET INVESTMENT FACTOR: Upon annuitization, the Assumed Daily Net Investment Factor for variable payments is 1.000081 for each Funding Option and
1.000041 for fixed payments. When expressed on an annual basis this equals 3% for variable payments and 1.5% for fixed payments, assuming a 365-day year.

L-22386                                4                                   01-03
                                                                             AGE

--------------------------------------------------------------------------------
                                   DEFINITIONS
--------------------------------------------------------------------------------

ACCUMULATION UNIT - an accounting unit of measure used to calculate the value of this Contract before annuity payments begin.

AGE - age last birthday.

ANNUITANT - the person on whose life the Maturity Date and annuity payments depend.

ANNUITY UNIT(S) - an accounting unit of measure used to calculate the value of annuity payments.

CODE - the Internal Revenue Code of 1986, as amended, and all related laws and regulations, which are in effect during the term of this Contract.

CONTRACT - a Contract that describes the benefits, rights, and obligations of the owner and Us.

CONTRACT DATE - the date on which the Contract is issued.

CONTRACT YEARS - twelve-month periods beginning with the Contract Date.

DEATH REPORT DATE - the Valuation Date coincident with or next following the day on which We have received 1) Due Proof of Death and 2) a Written Request for an election of a single sum payment or an alternate Settlement Option as described in the Contract.

DUE PROOF OF DEATH - 1) a copy of a certified death certificate; 2) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; 3) a written statement by a medical doctor who attended the deceased; or
4) any other proof satisfactory to Us.

FIXED ACCOUNT(S) - an account that consists of the assets (other than those in a Separate Account) that are part of the General Account of the Company. The Fixed Account may not always be available under this Contract.

FUNDING OPTION(S) - that portion of the assets of a division of the Separate Account, which is allocated to a particular Underlying Fund; also known as a Sub-Account.

MATURITY DATE - the date on which the annuity payments are to begin.

MINIMUM DISTRIBUTIONS - Minimum amounts that must be distributed each year in relation to certain qualified plans under the Code.

NONQUALIFIED CONTRACT - a Contract other than a Qualified Contract, funded by after-tax contributions.

OUR OFFICE - the Home Office of The Travelers Insurance Company or any other office which We may designate for the purpose of administering this Contract. All correspondence regarding this Contract should be sent to Our mailing address stated on the cover page of this Contract.

PREMIUM TAX - the amount of tax, if any, charged by a state or municipality. We will deduct any applicable Premium Tax from the Contract value either upon surrender, annuitization, death, or at the time a Purchase Payment is made, but no earlier than when We have the liability under state law.

PURCHASE PAYMENT(S) - payments of premium You make to Us under this Contract.

QUALIFIED CONTRACT - a Contract used in a retirement plan or program, whereby the Purchase Payments and any gains are intended to qualify under sections 401, 403, 408, and 457 of the Code.

SETTLEMENT OPTION(S) - an annuity option elected under this Contract.

L-22386                                5                                   01-03
                                                                             AGE

SEPARATE ACCOUNT(S) - the Separate Account(s) indicated in the Contract Specifications, which We established for this class of Contracts and certain other Contracts.


TERMINATION - discontinuance of this Contract by Us or by Your Written Request.


UNDERLYING FUND(S) - an open-end diversified management investment company, which serves as a Funding Option under the Separate Account.


VALUATION DATE(S) - a date on which a Funding Option is valued, generally at the close of business on each day the New York Stock Exchange is open for trading (except for when trading is restricted due to an emergency as defined by the Securities and Exchange Commission).


VALUATION PERIOD(S) - the period of time between successive Valuation Dates.


WE, US, OUR - The Travelers Insurance Company


WRITTEN REQUEST - written information including requests for Contract, beneficiary, ownership, transfers, surrenders or other changes sent to Us in a form and content satisfactory to Us and received in good order at Our Office. Requests for changes are subject to any action taken prior to our receipt of the written information.


YOU, YOUR - the owner, including any joint owner.

L-22386                                6                                   01-03
                                                                             AGE

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                 OWNERSHIP, BENEFICIARY AND ANNUITANT PROVISIONS
--------------------------------------------------------------------------------


OWNERSHIP
This Contract belongs to the owner shown in the Contract Specifications or to any person subsequently named in a Written Request of "Transfer of Ownership" as provided below. As owner, You have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in this Contract, provided You have not named an irrevocable beneficiary and provided the Contract is not assigned.

You will be the recipient of all payments while the Annuitant is alive unless You direct them to an alternate recipient by Written Request. An alternate recipient does not become the owner. An alternate payment directive is revocable by You at any time by giving Us 30 days advance notice by Written Request.


JOINT OWNERS
Joint owners may be named in a Written Request prior to the Contract Date. Joint owners may independently exercise transfers between Funding Options. All other rights of ownership must be exercised by joint action. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death if another joint owner survives. The entire interest of the deceased joint owner in this Contract will pass to the surviving joint owner, unless the deceased joint owner was also the Annuitant.

If a joint owner dies before payment of an annuity option begins and is survived by the Annuitant, any surviving joint owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the beneficiary named in a Written Request. Upon the death of a joint owner who is the Annuitant, the entire interest will pass to the beneficiary(ies).

TRANSFER OF OWNERSHIP
You may transfer ownership by Written Request, subject to Our approval. You may not revoke any transfer of ownership after We receive the Written Request. It will take effect subject to any payments made or other actions taken by Us before the Written Request is received.

Until a new beneficiary is designated, a transfer of ownership does not affect the interest of any beneficiary designated prior to the effective date of the transfer.

A transfer of ownership may have tax consequences to You; please consult Your tax advisor.

ASSIGNMENT
To the extent permitted by law, You may collaterally assign ownership of all or a portion of this Contract by Written Request without the approval of any beneficiary unless irrevocably named. You may not exercise any rights of ownership while the assignment remains in effect without the approval of the collateral assignee. We are not responsible for the validity of any assignment. Once We record the collateral assignment, it will take effect subject to any payments made or other actions taken by Us before the Written Request is recorded.

If a claim is made based on an assignment, We may require proof of interest of the claimant. An assignment takes precedence over any rights of a beneficiary. Any amounts due under an assignment will be paid in a single sum.

An assignment may have adverse tax consequences to You; please consult Your tax advisor.

CREDITOR CLAIMS
To the extent permitted by law, no right or benefit of the owner or beneficiary under this Contract shall be subject to the claims of creditors or any legal process except as may be provided by an assignment.

BENEFICIARY
The beneficiary is the party named by You in a Written Request prior to the Annuitant's death. If the beneficiary has been irrevocably designated, the beneficiary cannot be changed without such beneficiary's written consent.

The beneficiary has the right to receive any remaining contractual benefits upon the death of the Annuitant, or under certain circumstances, upon the death of the owner. If there is more than one beneficiary surviving, the beneficiaries will share equally in benefits unless You have indicated different shares in a Written Request. When the Annuitant dies, if You have not named a beneficiary or if the named beneficiary is not living, We will pay the death benefit to You or Your estate.

If a joint owner dies and is survived by the Annuitant before payment of an annuity option begins, any surviving joint owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the beneficiary named in a Written Request.

L-22386                                7                                   01-03
                                                                             AGE

ANNUITANT
The Annuitant is the individual shown in the Contract Specifications on whose life annuity payments are made. The Annuitant may not be changed after the Contract Date.

CONTINGENT ANNUITANT
You may name one individual as a contingent Annuitant by Written Request prior to the Contract Date, provided the owner is not a trust. A contingent Annuitant may not be changed, deleted or added to the Contract after the Contract Date.

If the Annuitant (who is not the owner) dies prior to the Maturity Date while this Contract is in effect and while the contingent Annuitant is living:

      a. the death benefit will not be payable upon the Annuitant's death;
      b. the contingent Annuitant becomes the Annuitant; and
      c. all other rights and benefits provided by this Contract will continue in effect.

When a contingent Annuitant becomes the Annuitant, the Maturity Date remains the same as previously in effect, unless otherwise provided.



--------------------------------------------------------------------------------
                    PURCHASE PAYMENT AND VALUATION PROVISIONS
--------------------------------------------------------------------------------

PURCHASE PAYMENT

PURCHASE PAYMENT
A Purchase Payment is any payment You make to this Contract for the benefits it provides. An initial lump sum Purchase Payment must be made to the Contract and is due and payable before the Contract becomes effective. Each Purchase Payment is payable to Us at Our Office; the minimum and maximum initial and subsequent Purchase Payment amounts are shown in the Contract Specifications. No additional Purchase Payment after the initial Purchase Payment is required to keep this Contract in force, except as provided in the "Termination" provision.

A net Purchase Payment is that part of each Purchase Payment applied to the Contract value. A net Purchase Payment is equal to the Purchase Payment less any applicable Premium Tax charge.

ALLOCATION OF PURCHASE PAYMENT
We will apply any net Purchase Payment to provide Accumulation Units of selected Funding Options and/or the Fixed Account (if applicable) of this Contract. The initial net Purchase Payment will be applied within two business days following its receipt at Our Office, if the information received is in good order. Subsequent net Purchase Payments will be applied on the same business day if received in good order at Our Office on or before 4:00 p.m., Eastern Standard Time. The net Purchase Payment will be allocated to the Funding Options and/or the Fixed Account (if applicable) in the proportion specified by You for this Contract.

FUNDING OPTION VALUATION

NUMBER OF ACCUMULATION UNITS
The number of Accumulation Units to be credited to each Funding Option once a Purchase Payment has been received by Us will be determined by dividing the net Purchase Payment applied to that Funding Option by the then Accumulation Unit Value of that Funding Option.

ACCUMULATION UNIT VALUE
We determine the value of an Accumulation Unit in each Funding Option on each Valuation Date by multiplying the value on the preceding Valuation Date by the net investment factor for that Funding Option for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

L-22386                                8                                   01-03
                                                                             AGE

NET INVESTMENT FACTOR
The net investment factor is a factor applied to measure the investment performance of a Funding Option from one Valuation Period to the next. The net investment factor for a Funding Option for any Valuation Period is determined by dividing A by B and subtracting C where:

    A is
        1. the Net Asset Value per share of the Underlying Fund held in the Funding Option as of the Valuation Date; plus
        2. the per-share amount of any dividend or capital gain distribution on shares of the Underlying Fund held by the Funding Option if the ex-dividend date occurs in the Valuation Period just ended; plus or minus
        3. a per-share charge or credit, as We may determine on the Valuation Date for tax reserves; and

    B is
        1. the Net Asset Value per share of the Underlying Fund held in the Funding Option as of the last prior Valuation Date; plus or minus
        2. the per-share or per-unit charge or credit for tax reserves as of the end of the last prior Valuation Date; and

    C  is the applicable Funding Option  deduction for the Valuation Period.

Assets in each Funding Option will be valued at fair market value in accordance with accepted accounting practices and applicable laws and regulations.

All Funding Option deductions related to this Contract are shown in the Contract Specifications.

FIXED ACCOUNT VALUATION

FIXED ACCOUNT VALUE
Net Purchase Payments are applied to increase the value of the Fixed Account. The initial value of the Fixed Account will be the net Purchase Payment allocated to the Fixed Account, or amounts transferred from the Funding Option(s) to the Fixed Account. On any subsequent valuation date, the value of the Fixed Account will equal:

  1. the value of the Fixed Account on the preceding Valuation Date; plus
  2. any net Purchase Payments or amounts transferred from the Funding Option(s) applied on that Valuation Date; minus
  3. the dollar value of any transfers,
     withdrawals, charges or taxes, if any deducted from the Fixed Account; plus
  4. any interest earned.

NUMBER OF ACCUMULATION UNITS
For accounting purposes, upon receipt of each net Purchase Payment allocated to the Fixed Account, We will convert each Purchase Payment to Accumulation Units. We will determine the number of Accumulation Units to be credited to the Fixed Account by dividing the net Purchase Payment allocated to the Fixed Account by the then dollar value of one Accumulation Unit of the Fixed Account.

ACCUMULATION UNIT VALUE
We determine the value of an Accumulation Unit in the Fixed Account on any day by multiplying the value on the immediately preceding day by the net interest factor for the day on which the value is being determined.

NET INTEREST FACTOR
The net interest factor for any day is the guaranteed net interest rate as shown in the Contract Specifications, plus any additional amounts credited by Us, plus
1.0000. Interest is credited daily. The method of crediting additional interest will be at Our discretion.

TRANSFERS AMONG FUNDING OPTIONS AND THE FIXED ACCOUNT

You may transfer all or any part of the Contract value from one Funding Option to any other Funding Option at any time up to 30 days before the Maturity Date. Additionally, You may transfer a part of the Fixed Account value (if applicable) to any of the Funding Options available under the Separate Account as shown in the Contract Specifications.

Amounts may generally be transferred from the Funding Options to the Fixed Account (if applicable) at any time up to 30 days before the Maturity Date. Amounts previously transferred from the Fixed Account to the Funding Options may not be transferred back to the Fixed Account for a period of at least six months from the date of transfer. We reserve the right to limit the number of transfers from one Funding Option to any other Funding Option or to the Fixed Account. We will always allow at least one transfer in any six month period.

Transfers between Funding Options and/or the Fixed Account (if applicable) will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Funding Option

L-22386                                9                                   01-03
                                                                             AGE
and/or the Fixed Account. The number of Accumulation Units will be determined by using the Accumulation Unit Value of the Funding Options involved and/or the Fixed Account as of the next valuation after We receive notification of request for transfer. Transfers will be subject to any applicable Transfer charge described in the Contract Specifications.

We reserve the right to restrict transfers between Funding Options by any market timing firm or any other third party authorized to initiate transfers on behalf of multiple Contract owners. We may not accept, among other things; 1) transfer instructions of any agent acting under a power of attorney on behalf of more than one owner, or 2) transfer or exchange instructions of individual owners who have executed pre-authorized transfer forms which are submitted by market timing firms or other third parties on behalf of more than one owner. We further reserve the right to limit transfers by Contract owners, any market timing firm or any other third party authorized to initiate transfers on behalf of multiple Contract owners, that We may determine, in Our sole discretion, will disadvantage other Contract owners.

CONTRACT VALUES

CONTRACT VALUE
The Contract value on any date equals the sum of the accumulated values in the Funding Options and the Fixed Account (if applicable). The accumulated value in a Funding Option equals the number of outstanding Accumulation Units credited to that Funding Option, multiplied by the then current Accumulation Unit Value for that Funding Option.

The Accumulation value of the Fixed Account equals the number of outstanding Accumulation Units credited to the Fixed Account multiplied by the current Accumulation Unit Value of the Fixed Account.

The Guaranteed value of the Fixed Account equals the accumulated value of the Fixed Account calculated by using the guaranteed net interest factor.

CONTRACT CHARGE
A Contract charge in the amount and for the period shown in the Contract Specifications will be deducted from the Contract value to reimburse Us for administrative expenses relating to the Contract. The Contract charge will be deducted by surrendering, on a pro rata basis, Accumulation Units from amounts allocated to the Funding Options. The Contract charge will not be deducted from the Fixed Account.

We will deduct the Contract charge on a pro rata basis if the Contract has been in effect for less than a full period on the date the charge is deducted. The Contract charge will also be prorated upon full surrender or Termination of the Contract.

CASH SURRENDER VALUE
The cash surrender value is equal to the Contract value less any applicable withdrawal charges and fees as shown in the Contract Specifications, less any applicable Premium Tax and less any outstanding loan balance.

The guaranteed cash surrender value of the Fixed Account equals the guaranteed value of the Fixed Account less any applicable charges and fees as shown in the Contract Specifications, less any applicable Premium Tax and less any outstanding loan balance.

L-22386                                10                                  01-03
                                                                             AGE

CASH SURRENDER
You may elect by Written Request to receive the cash surrender value before the Maturity Date and without the consent of any beneficiary unless irrevocably named. You may elect either a full or partial surrender of the cash surrender value. In the case of a full surrender, this Contract will be canceled. In the case of a partial surrender, We will reduce Your Contract value by surrendering Accumulation Units on a pro rata basis from amounts allocated to the Funding Options and from the Fixed Account (if applicable), unless You instruct otherwise. A partial surrender will result in a reduction of Your Contract value and death benefit proceeds.

The cash surrender value will be determined as of the next Valuation Date following receipt of Your Written Request. We may delay payment of the cash surrender value of the Funding Options for a period of not more than five business days after Your Written Request is recorded. We may delay payment of the cash surrender value of the Fixed Account for a period of not more than six months after We receive Your Written Request.


CONTRACT CONTINUATION

Except as provided in the Termination Provision, this Contract does not require continuing Purchase Payments and will automatically continue as a paid-up Contract during the lifetime of the Annuitant, until the Maturity Date, until it is surrendered or when a death benefit becomes due.

L-22386                                11                                  01-03
                                                                             AGE

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                             DEATH BENEFIT PROVISION
--------------------------------------------------------------------------------

DEATH OF ANNUITANT
A death benefit is payable to the beneficiary upon the death of the Annuitant before the Maturity Date, unless there is a contingent Annuitant. A death benefit is also payable under those Settlement Options which provide for death benefits. We will pay the beneficiary the death benefit, determined as of the Death Report Date, in a single sum or apply it to a Settlement Option. A beneficiary may request that a death benefit payable under this Contract be applied to a Settlement Option subject to the provisions of this Contract and the current tax laws.

DEATH OF OWNER WITH ANNUITANT SURVIVING
If the owner is not the Annuitant, and the owner dies (including the first of joint owners) before the Maturity Date, We will recalculate the value of the death benefit proceeds under the provisions of Death Benefit Proceeds Prior To The Maturity Date below, by replacing all references to "Annuitant" with "owner." The value of the death benefit, as recalculated, will be paid in a single lump sum or by other election to the party taking proceeds under the current tax laws.

DEATH BENEFIT PROCEEDS PRIOR TO THE MATURITY DATE
If the Annuitant dies before the Maturity Date, the death benefit payable as of the Death Report Date will be the greater of a) or b) below, less any applicable premium tax or outstanding loan balance:

       a)  the Contract value on the Death Report Date; or
       b)  the Adjusted Purchase Payment;

           ADJUSTED PURCHASE PAYMENT:
           The initial Adjusted Purchase Payment is equal to the initial Purchase Payment. Whenever any additional Purchase Payment(s) are made, the Adjusted Purchase Payment is increased by the amount of the Purchase Payment. Whenever a partial surrender is taken, the Adjusted Purchase Payment is reduced by a Partial Surrender Reduction as described below.

PARTIAL SURRENDER REDUCTION
The Partial Surrender Reduction for (b) above is equal to 1) the Adjusted Purchase Payment in effect immediately prior to the reduction for the partial surrender, multiplied by 2) the amount of the partial surrender divided by 3) the Contract value.

INTEREST ON DEATH BENEFIT PROCEEDS
Any interest on death proceeds will be paid in accordance with rules in effect in Your state at the time of death.

DEATH PROCEEDS AFTER THE MATURITY DATE
If the Annuitant dies on or after the Maturity Date, We will pay the Beneficiary a death benefit consisting of any benefit remaining under the Annuity option then in effect.

L-22386                                12                                  01-03

--------------------------------------------------------------------------------
                              SETTLEMENT PROVISIONS
--------------------------------------------------------------------------------

MATURITY DATE

The Maturity Date is shown in the Contract Specifications and must be at least thirteen months after the Contract Date. Annuity payments will begin under this Contract on the Maturity Date unless the Contract has been fully surrendered or the proceeds have been paid to the beneficiary prior to that date. We may require proof that the Annuitant is alive before annuity payments are made. If no Maturity Date is specified, the automatic Maturity Date will be the greater of when the Annuitant reaches age 90 or ten years after the Contract Date, or to a later date with Our consent.

Additionally, to the extent permitted by law, at least 30 days before the original Maturity Date, You may change the Maturity Date by Written Request to any time prior to the Annuitant's 90th birthday, or ten years after the Contract Date, unless You elect a later annuity commencement date, subject to laws and regulations then in effect and approved by the Company.

ELECTION OF SETTLEMENT OPTIONS

On the Maturity Date, or other agreed upon date, We will pay the amount payable under this Contract to You in one lump sum or in accordance with an annuity Option elected by You. While the Annuitant is alive, You may change Your Settlement Option election by Written Request, but only before the Maturity Date. We reserve the right to require satisfactory proof of the Age of any person on whose life annuity payments are based before making the first payment under any annuity Option.

During the Annuitant's lifetime, if no election has been made by the Maturity Date, We will pay You the first of a series of periodic annuity payments based on the life of the Annuitant, in accordance with annuity Option 2, with 120 monthly payments assured.

Once annuity payments have commenced, no election changes are allowed.

MINIMUM AMOUNTS

The minimum amount that can be placed under a Settlement Option is $2,000 unless We consent to a lesser amount. If any periodic payments due are less than $100, We reserve the right to make payments at less frequent intervals, resulting in a payment of at least $100 per year.

ALLOCATION OF ANNUITY

At the time an election of one of the annuity options is made, the person electing the option may elect to have the cash surrender value applied to provide a variable annuity, a fixed annuity or a combination of both.

Unless You elect otherwise, the cash surrender value of a Funding Option will be applied to provide an annuity, which varies with the investment experience of that same Funding Option. The value of the Fixed Account(if applicable) will be applied to provide a Fixed Annuity.

You may elect to transfer Contract value from one Funding Option to another, as described in the provision "Transfers Among Funding Options And The Fixed Account" in order to reallocate the basis on which annuity payments will be determined. Once annuity payments start, You may, with Our consent, change the allocation of Your values in each Funding Option.

VARIABLE ANNUITY

ANNUITY UNIT VALUE
On any Valuation Date, the Annuity Unit Value for a Funding Option equals the Funding Option Annuity Unit Value on the preceding Valuation Date, multiplied by the net investment factor for that Funding Option for the Valuation Period just ended, divided by the Assumed Daily Net Investment Factor. The Assumed Daily Net Investment Factor is shown in the Contract Specifications. The value of an Annuity Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NUMBER OF ANNUITY UNITS
We determine the number of Annuity Units credited to this Contract in each Funding Option by dividing the amount of the first monthly annuity payment attributable to that Funding Option by the Funding Option's Unit Value as of 14 days before the Maturity Date.

L-22386                                13                                  01-03

AMOUNT OF FIRST PAYMENT
The Life Annuity Tables for Variable Payments are used to determine the first monthly annuity payment. They show the dollar amount of the first monthly annuity payment which can be purchased with each $1,000 applied. The amount applied to a variable annuity will be the cash surrender value allocated to the variable annuity as of 14 days prior to the Maturity Date. The first monthly annuity payment is allocated among the Funding Options in the same proportion as the cash surrender value is allocated among the Funding Options. We reserve the right to require the satisfactory proof of age of any person on whose life annuity Payments are based before making the first payment under any of these options.

AMOUNT OF SECOND AND SUBSEQUENT PAYMENTS
The dollar amount of the second and subsequent payments may change from month to month. The amount of the annuity payment for each Funding Option is found by multiplying the number of Annuity Units for that Funding Option by the Annuity Unit Value for that Funding Option. The total amount of each annuity payment will be equal to the sum of the payments in each Funding Option.

FIXED ANNUITY

A fixed annuity is an annuity with payments, which remain fixed as to dollar amount throughout the payment period. The Life Annuity Tables for Fixed Payments are used to determine the monthly annuity payment. They show the dollar amount of monthly annuity payment which can be purchased with each $1,000 applied. The amount applied to the fixed annuity will be equal to the cash surrender value allocated to the fixed annuity determined as of the date fixed annuity payments start. If it would produce a larger payment, the fixed annuity payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

ANNUITY OPTIONS

Subject to conditions stated in Elections Of Settlement Options and Minimum Amounts, all or any part of the Cash Surrender Value of this Contract may be paid under one or more of the Annuity Options below. We may offer additional options.

OPTION 1. LIFE ANNUITY - NO REFUND
We will make monthly annuity payments during the lifetime of the person on whose life the payments are based, ending with the last payment preceding death.

OPTION 2. LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED
We will make monthly annuity payments during the lifetime of the person on whose life the payments are based. If at the death of that person, payments have been made for less than 120, 180, or 240 months, as elected, We will continue to make payments to the designated beneficiary during the remainder of the period.

OPTION 3. JOINT AND LAST SURVIVOR LIFE ANNUITY
We will make monthly annuity payments during the Joint lifetime of two persons on whose lives payments are based and during the lifetime of the survivor. No more payments will be made after the death of the survivor.

OPTION 4. JOINT AND LAST SURVIVOR LIFE ANNUITY - ANNUITY REDUCED ON DEATH OF PRIMARY PAYEE
We will make monthly annuity payments during the Joint lifetime of two persons on whose lives payments are based. One of the two persons will be designated as the primary payee. The other will be designated as the secondary payee. On the death of the secondary payee, if survived by the primary payee, We will continue to make monthly annuity payments to the primary payee in the same amount that would have been payable during the Joint lifetime of the two persons. On the death of the primary payee, if survived by the secondary payee, We will continue to make monthly annuity payments to the secondary payee in an amount equal to 50% of the payments, which would have been made during the lifetime of the primary payee. No further payments will be made following the death of the survivor.

OPTION 5. PAYMENTS FOR A FIXED PERIOD
We will make monthly payments for the period selected.

OPTION 6. OTHER ANNUITY OPTIONS
We will make any other arrangements for annuity payments as may be mutually agreed by You and Us.

L-22386                                14                                  01-03

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------

CONTRACT
The entire Contract between You and Us consists of the Contract, and any attached amendments, riders, or endorsements.

CONTRACT CHANGES
Upon receiving appropriate state approval, if necessary, We may at any time make any changes, including retroactive changes to this Contract to the extent that the change is required to meet the requirements of any federal or state law or regulation. All Contract changes will be made by a written amendment, rider, or endorsement and will be signed by Our President, Our Chairman or one of Our home office authorized officers. Agents do not have authority to alter or modify any of the terms or conditions of this Contract, or to waive any of its provisions.

Any Contract change will not affect the amount or term of any annuity begun prior to the change, unless the change is required to conform the Contract to any federal or state statute and will not affect the method by which the Contract value is determined.

MINIMUM VALUE
Any paid-up annuity, cash surrender value, or death benefits that are available under this Contract will not be less than the minimum benefits required by the statutes of the state in which this Contract is delivered.

INCONTESTABILITY
We will not contest this Contract from the Contract Date.

MISSTATEMENT
If this Contract is issued as a Nonqualified Contract, and the Annuitant's (or, if applicable, the owner's) sex or date of birth was misstated, the amount of the annuity payable by Us will be adjusted based on the correct information without changing the date of the first payment

If this Contract is issued as a Qualified Contract and the Annuitant's date of birth was misstated, the amount of the annuity payable by Us will be adjusted based on the correct information without changing the date of the first payment.

If an underpayment has been made under this Contract due to a misstatement as described above, We will pay the portion due promptly. If an overpayment has occurred, the amount due Us will be deducted from subsequent annuity payments, as necessary. No interest will be credited or charged in the event of an underpayment or overpayment. Proof of the Annuitant's and owner's Age may be filed at any time at Our Office.

If the age of the Annuitant or owner has been misstated, the amount of any death benefit payable will be determined based upon the correct age of the Annuitant or owner.

ADDITION OR DELETION OF SEPARATE ACCOUNT OR FUNDING OPTIONS
If it is not possible to continue to offer a Separate Account or Funding Option or in Our judgment becomes inappropriate for the purposes of this Contract, We may substitute another Separate Account or Funding Option without Your consent. Substitution may be made with respect to both existing investments and investment of future Purchase Payments. However, no such substitution will be made without notice to You and without prior approval of the Securities and Exchange Commission, to the extent required by law. New Funding Options may be added at any time.

TERMINATION
Prior to annuitization, We reserve the right to terminate this Contract on any Valuation Date if the Contract value is less than the Termination amount stated in the Contract Specifications and Purchase Payments have not been made to this Contract for at least two-years. Termination will not occur until 31 day's after We have mailed notice of termination to You at Your last known address. If we terminate this Contract we will pay you the cash surrender value, if any.

REQUIRED REPORTS
We will furnish a report to the Contract owner as often as required by law, but at least once in each Contract Year before the Maturity Date, reporting the status of the Contract as of a date not more than four months previous to the date of the mailing. The report will show the number of Accumulation Units credited to the Contract in each Funding Option and the Fixed Account (if applicable) and the corresponding Accumulation Unit Value as of the date of the report. The report will also show any other information required under state or federal law.

L-22386                                15                                  01-03

VOTING RIGHTS
If required by federal law, You may have the right to vote at the shareholder meetings of the Underlying Funds. If You have voting rights, We will send a notice to You telling You the time and place of a meeting. The notice will also explain matters to be voted upon and how many votes You may exercise.

If You have voting rights, We will send proxy materials and instructions for You to vote the shares held for Your account. We will arrange for the handling and tallying of proxies received from Contract owners. We will vote the Underlying Fund shares held by Us in accordance with the instructions received from Contract owners.

In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Underlying Fund in the same proportion as shares of the Underlying Fund for which instructions have been received. Also, We will vote the Underlying Fund shares in this proportionate manner, which are held by Us for Our own account.

If federal law does not require Us to comply with the above, we will vote all shares in our own right.

MORTALITY AND EXPENSES
Our actual mortality and expense experience will not affect the amount of any annuity payments or any other values under this Contract.

NON-PARTICIPATING
This Contract does not share in Our surplus earnings, so You will receive no dividends under it.

CHANGES IN TAXES BASED UPON PREMIUM OR VALUE
If there is a law or change in law assessing taxes against Us based upon the premium or value of this Contract, We reserve the right to charge You proportionately for that tax. This would include, but is not limited to, a tax based upon Our realized net capital gains in the Funding Options and on earnings in the Fixed Account, on which We are not currently taxed.

EMERGENCY PROCEDURE FOR SUSPENSION OF PAYMENTS
We reserve the right to suspend or postpone the date of any payment of any benefit or values for the Funding Options for any Valuation Period (1) when the New York Stock Exchange is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Funding Options is not reasonably practicable or it is not reasonably practicable to determine the value of the Funding Option's net assets, or (4) during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders. Any provision of this Contract which specifies a Valuation Date will be superseded by this Emergency Procedure.

RELATION OF THIS CONTRACT TO THE SEPARATE ACCOUNT AND FUNDING OPTIONS
We will have exclusive and absolute ownership and control of the assets of Our Separate Account and the Funding Options. That portion of the assets of a Separate Account or Funding Option equal to the reserves and other Contract liabilities with respect to such Separate Account or Funding Option shall not be chargeable with liabilities arising out of any other business We conduct. Our determination of the value of an Accumulation Unit and an Annuity Unit by the method described in this Contract will be conclusive.

REDUCTION OR ELIMINATION OF CONTRACT CHARGES
All charges and fees under the Contract may be reduced or eliminated when certain sales or administration of the Contract result in savings or reduction of expenses and/or risks.

TRANSFERS TO OTHER CONTRACTS ISSUED BY US
Under specific conditions, We may allow You to transfer funds held by You to another Contract issued by Us or one of Our affiliates, without incurring charges deducted upon surrender as shown in the Contract Specifications. Once the transfer is complete and We have established a new Contract at Your direction, new withdrawal charges or surrender charges may apply to the new Contract in accordance with the provisions of such Contract.

L-22386                                16                                  01-03

                    LIFE ANNUITY TABLES FOR VARIABLE PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2 - SINGLE LIFE ANNUITIES


   MALE               NUMBER OF MONTHLY PAYMENTS GUARANTEED
 ADJUSTED          NONE          120         180            240
   AGE
    45             3.59          3.57        3.56           3.53
    46             3.64          3.62        3.60           3.57
    47             3.69          3.67        3.65           3.62
    48             3.75          3.73        3.70           3.67
    49             3.81          3.78        3.76           3.71
    50             3.87          3.84        3.81           3.77
    51             3.93          3.90        3.87           3.82
    52             4.00          3.97        3.93           3.87
    53             4.07          4.04        3.99           3.93
    54             4.15          4.11        4.06           3.99
    55             4.23          4.19        4.13           4.05
    56             4.32          4.27        4.20           4.11
    57             4.41          4.35        4.28           4.17
    58             4.50          4.44        4.36           4.24
    59             4.61          4.53        4.44           4.31
    60             4.72          4.63        4.53           4.37
    61             4.83          4.74        4.62           4.44
    62             4.96          4.85        4.71           4.51
    63             5.09          4.97        4.81           4.58
    64             5.24          5.09        4.90           4.65
    65             5.39          5.22        5.01           4.72
    66             5.56          5.36        5.11           4.79
    67             5.73          5.50        5.21           4.86
    68             5.92          5.64        5.32           4.93
    69             6.12          5.80        5.43           4.99
    70             6.34          5.96        5.53           5.05
    71             6.56          6.12        5.64           5.11
    72             6.81          6.29        5.75           5.16
    73             7.07          6.46        5.85           5.21
    74             7.35          6.64        5.95           5.26
    75             7.64          6.82        6.05           5.30

    Dollar amounts of the monthly annuity payments in the above table assumes a year 2000 issue, and are based on the Annuity 2000 Table with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 3% per Annum, assuming a 365-day year.

    Calendar Year in which 1st payment is due:
    Adjusted Age is Actual Age:

    2003-2005         2006-2010        2011-2015         2016-2020
    minus 1           minus 2          minus 3           minus 4

    2021-2025         2026-2030        2031-2035         2036 AND LATER
    minus 5           minus 6          minus 7           minus 8

L-22386                                17                                  01-03

                    LIFE ANNUITY TABLES FOR VARIABLE PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2 - SINGLE LIFE ANNUITIES


 FEMALE                     NUMBER OF MONTHLY PAYMENTS GUARANTEED
ADJUSTED           NONE            120               180              240
  AGE
   45              3.39            3.39              3.38             3.37
   46              3.43            3.43              3.42             3.40
   47              3.48            3.47              3.46             3.44
   48              3.52            3.52              3.50             3.48
   49              3.57            3.56              3.55             3.53
   50              3.62            3.61              3.60             3.57
   51              3.68            3.66              3.65             3.62
   52              3.74            3.72              3.70             3.67
   53              3.80            3.78              3.76             3.72
   54              3.86            3.84              3.81             3.78
   55              3.93            3.90              3.88             3.83
   56              4.00            3.97              3.94             3.89
   57              4.07            4.05              4.01             3.95
   58              4.15            4.12              4.08             4.01
   59              4.24            4.20              4.15             4.08
   60              4.33            4.29              4.23             4.15
   61              4.43            4.38              4.32             4.22
   62              4.53            4.48              4.40             4.29
   63              4.64            4.58              4.49             4.36
   64              4.76            4.69              4.59             4.44
   65              4.89            4.80              4.69             4.52
   66              5.02            4.92              4.79             4.59
   67              5.17            5.05              4.89             4.67
   68              5.32            5.19              5.00             4.75
   69              5.49            5.33              5.12             4.82
   70              5.68            5.48              5.23             4.90
   71              5.87            5.64              5.35             4.97
   72              6.09            5.81              5.47             5.04
   73              6.32            5.99              5.59             5.10
   74              6.57            6.18              5.71             5.16
   75              6.84            6.37              5.83             5.22

         Dollar amounts of the monthly annuity payments in the above table assumes a year 2000 issue, and are based on the Annuity 2000 Table with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 3% per Annum, assuming a 365-day year.

         Calendar Year in which 1st  payment is due:
         Adjusted Age is Actual Age:

         2003-2005         2006-2010        2011-2015         2016-2020
         minus 1           minus 2          minus 3           minus 4

         2021-2025         2026-2030        2031-2035         2036 AND LATER
         minus 5           minus 6          minus 7           minus 8

L-22386                                18                                  01-03

                    LIFE ANNUITY TABLES FOR VARIABLE PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                THIS TABLE WILL BE USED FOR QUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2 - SINGLE LIFE ANNUITIES

  UNISEX                       NUMBER OF MONTHLY PAYMENTS GUARANTEED
 ADJUSTED            NONE              120               180              240
    AGE
    45               3.49              3.48              3.47             3.45
    46               3.54              3.53              3.51             3.49
    47               3.59              3.57              3.56             3.53
    48               3.64              3.62              3.60             3.58
    49               3.69              3.68              3.65             3.62
    50               3.75              3.73              3.71             3.67
    51               3.81              3.79              3.76             3.72
    52               3.87              3.85              3.82             3.77
    53               3.94              3.91              3.88             3.83
    54               4.01              3.98              3.94             3.88
    55               4.08              4.05              4.01             3.94
    56               4.16              4.12              4.07             4.00
    57               4.24              4.20              4.15             4.07
    58               4.33              4.28              4.22             4.13
    59               4.42              4.37              4.30             4.20
    60               4.52              4.46              4.38             4.27
    61               4.63              4.56              4.47             4.34
    62               4.75              4.67              4.56             4.41
    63               4.87              4.78              4.65             4.48
    64               5.00              4.89              4.75             4.55
    65               5.14              5.01              4.85             4.62
    66               5.29              5.14              4.95             4.70
    67               5.45              5.28              5.06             4.77
    68               5.62              5.42              5.17             4.84
    69               5.81              5.57              5.28             4.91
    70               6.00              5.72              5.39             4.98
    71               6.22              5.89              5.50             5.04
    72               6.44              6.06              5.62             5.10
    73               6.69              6.23              5.73             5.16
    74               6.95              6.41              5.84             5.21
    75               7.24              6.60              5.95             5.26

 Dollar amounts of the monthly annuity payments in the above table assumes a year 2000 issue, and are based upon the Annuity 2000 Table (blended 50%/50% female/male) with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 3% per Annum, assuming a 365-day year.


 Calendar Year in which 1st  payment is due:
 Adjusted Age is Actual Age:

 2003-2005         2006-2010        2011-2015         2016-2020
 minus 1           minus 2          minus 3           minus 4

 2021-2025         2026-2030        2031-2035         2036 AND LATER
 minus 5           minus 6          minus 7           minus 8

L-22386                                19                                  01-03

                    LIFE ANNUITY TABLES FOR VARIABLE PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

              THESE TABLES WILL BE USED FOR NONQUALIFIED CONTRACTS.


                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

  MALE
ADJUSTED                          FEMALE ADJUSTED AGE
  AGE       45        50        55        60        65        70        75
   45      3.18      3.27      3.35      3.42      3.47      3.51      3.54
   50      3.24      3.36      3.47      3.58      3.66      3.73      3.78
   55      3.29      3.43      3.59      3.74      3.87      3.99      4.08
   60      3.32      3.49      3.69      3.89      4.09      4.28      4.43
   65      3.35      3.54      3.76      4.02      4.31      4.59      4.84
   70      3.36      3.57      3.82      4.13      4.49      4.89      5.29
   75      3.37      3.59      3.86      4.21      4.63      5.14      5.71



                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE


       AGE OF PRIMARY MALE                  DOLLAR AMOUNT
      AND SECONDARY FEMALE

               45                               3.37
               50                               3.60
               55                               3.88
               60                               4.26
               65                               4.79
               70                               5.52
               75                               6.54


Dollar amounts of the monthly annuity payments in the above table and assumes a year 2000 issue and are based on the Annuity 2000 Table with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

L-22386                                20                                  01-03

                    LIFE ANNUITY TABLES FOR VARIABLE PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THESE TABLES WILL BE USED FOR QUALIFIED CONTRACTS.

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

  UNISEX
 ADJUSTED                          UNISEX ADJUSTED AGE
   AGE       45        50        55        60        65        70        75
   45      3.19      3.26      3.33      3.38      3.41      3.44      3.46
   50      3.26      3.37      3.46      3.54      3.61      3.66      3.69
   55      3.33      3.46      3.60      3.72      3.83      3.91      3.98
   60      3.38      3.54      3.72      3.90      4.07      4.22      4.33
   65      3.41      3.61      3.83      4.07      4.32      4.56      4.75
   70      3.44      3.66      3.91      4.22      4.56      4.91      5.23
   75      3.46      3.69      3.98      4.33      4.75      5.23      5.74





                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE


         AGE OF PRIMARY
      AND SECONDARY UNISEX                  DOLLAR AMOUNT

               45                               3.34
               50                               3.55
               55                               3.82
               60                               4.19
               65                               4.70
               70                               5.40
               75                               6.40


Dollar amounts of the monthly annuity payments in the above table assumes a year 2000 issue, and are based on the Annuity 2000 Table (blended 50%/50% female/male) with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 3% per Annum, assuming a 365-day year.

Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

L-22386                                21                                  01-03

                    LIFE ANNUITY TABLES FOR VARIABLE PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

        THIS TABLE WILL BE USED FOR NONQUALIFIED AND QUALIFIED CONTRACTS.

                     OPTION 5 - PAYMENTS FOR A FIXED PERIOD


                      MONTHLY                                        MONTHLY
    NUMBER OF         PAYMENT                       NUMBER OF        PAYMENT
      YEARS           AMOUNT                          YEARS          AMOUNT

        5              17.91                            18            5.96
        6              15.14                            19            5.73
        7              13.16                            20            5.51
        8              11.68                            21            5.32
        9              10.53                            22            5.15
        10             9.61                             23            4.99
        11             8.86                             24            4.84
        12             8.24                             25            4.71
        13             7.71                             26            4.59
        14             7.26                             27            4.47
        15             6.87                             28            4.37
        16             6.53                             29            4.27
        17             6.23                             30            4.18



The dollar amounts of the monthly annuity payments for the fifth option are based on a net investment rate of 3% per annum, assuming a 365-day year.

L-22386                                22                                  01-03

                     LIFE ANNUITY TABLES FOR FIXED PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2 - SINGLE LIFE ANNUITIES


 FEMALE                       NUMBER OF MONTHLY PAYMENTS GUARANTEED
ADJUSTED            NONE            120              180                240
  AGE
   45               2.54            2.54             2.53               2.52
   46               2.59            2.58             2.58               2.56
   47               2.63            2.63             2.62               2.61
   48               2.68            2.68             2.67               2.65
   49               2.73            2.73             2.72               2.70
   50               2.79            2.78             2.77               2.75
   51               2.84            2.83             2.82               2.80
   52               2.90            2.89             2.88               2.85
   53               2.96            2.95             2.93               2.91
   54               3.03            3.01             3.00               2.96
   55               3.10            3.08             3.06               3.03
   56               3.17            3.15             3.13               3.09
   57               3.25            3.23             3.20               3.15
   58               3.33            3.31             3.27               3.22
   59               3.42            3.39             3.35               3.29
   60               3.51            3.48             3.43               3.36
   61               3.61            3.57             3.52               3.44
   62               3.71            3.67             3.61               3.51
   63               3.82            3.77             3.70               3.59
   64               3.94            3.88             3.80               3.67
   65               4.07            4.00             3.90               3.75
   66               4.20            4.12             4.01               3.83
   67               4.35            4.26             4.12               3.92
   68               4.50            4.39             4.24               4.00
   69               4.67            4.54             4.36               4.08
   70               4.85            4.70             4.48               4.16
   71               5.05            4.86             4.60               4.24
   72               5.26            5.03             4.73               4.31
   73               5.49            5.21             4.85               4.38
   74               5.74            5.40             4.98               4.44
   75               6.00            5.60             5.10               4.50

Dollar amounts of the monthly annuity payments in the above table assumes a year 2000 issue, and are based on the Annuity 2000 Table with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 1.5% per Annum, assuming a 365-day year.

Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus

L-22386                                23                                  01-03

                     LIFE ANNUITY TABLES FOR FIXED PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THIS TABLE WILL BE USED FOR NONQUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2 - SINGLE LIFE ANNUITIES


  MALE                       NUMBER OF MONTHLY PAYMENTS GUARANTEED
ADJUSTED            NONE            120              180              240
  AGE
   45               2.73            2.72             2.71             2.69
   46               2.79            2.78             2.76             2.74
   47               2.84            2.83             2.81             2.79
   48               2.90            2.88             2.87             2.84
   49               2.96            2.94             2.92             2.89
   50               3.02            3.00             2.98             2.94
   51               3.09            3.07             3.04             3.00
   52               3.16            3.14             3.11             3.06
   53               3.23            3.21             3.17             3.12
   54               3.31            3.28             3.24             3.18
   55               3.39            3.36             3.31             3.25
   56               3.48            3.44             3.39             3.31
   57               3.57            3.53             3.47             3.38
   58               3.66            3.62             3.55             3.45
   59               3.77            3.71             3.64             3.52
   60               3.88            3.82             3.73             3.59
   61               3.99            3.92             3.82             3.67
   62               4.12            4.04             3.92             3.74
   63               4.25            4.16             4.02             3.82
   64               4.40            4.28             4.12             3.89
   65               4.55            4.41             4.23             3.97
   66               4.71            4.55             4.34             4.04
   67               4.89            4.70             4.45             4.12
   68               5.07            4.85             4.56             4.19
   69               5.27            5.00             4.67             4.25
   70               5.48            5.16             4.78             4.32
   71               5.70            5.33             4.90             4.38
   72               5.95            5.51             5.01             4.44
   73               6.20            5.68             5.12             4.49
   74               6.48            5.87             5.23             4.54
   75               6.77            6.05             5.33             4.59

         Dollar amounts of the monthly annuity payments in the above table assumes a year 2000 issue, and are based on the Annuity 2000 Table with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 1.5% per Annum, assuming a 365-day year.

         Calendar Year in which 1st  payment is due:
         Adjusted Age is Actual Age:

         2003-2005         2006-2010        2011-2015         2016-2020
         minus 1           minus 2          minus 3           minus 4

         2021-2025         2026-2030        2031-2035         2036 AND LATER
         minus 5           minus 6          minus 7           minus 8

L-22386                                24                                  01-03

                     LIFE ANNUITY TABLES FOR FIXED PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

                THIS TABLE WILL BE USED FOR QUALIFIED CONTRACTS.

                     OPTIONS 1 AND 2 - SINGLE LIFE ANNUITIES

 UNISEX                      NUMBER OF MONTHLY PAYMENTS GUARANTEED
ADJUSTED           NONE              120             180              240
   AGE
   45              2.64              2.63            2.62             2.61
   46              2.68              2.68            2.67             2.65
   47              2.73              2.73            2.71             2.70
   48              2.79              2.78            2.76             2.74
   49              2.84              2.83            2.82             2.79
   50              2.90              2.89            2.87             2.85
   51              2.96              2.95            2.93             2.90
   52              3.03              3.01            2.99             2.95
   53              3.09              3.08            3.05             3.01
   54              3.17              3.15            3.12             3.07
   55              3.24              3.22            3.19             3.14
   56              3.32              3.29            3.26             3.20
   57              3.40              3.37            3.33             3.27
   58              3.49              3.46            3.41             3.34
   59              3.59              3.55            3.49             3.41
   60              3.69              3.64            3.58             3.48
   61              3.80              3.74            3.67             3.55
   62              3.91              3.85            3.76             3.63
   63              4.03              3.96            3.86             3.71
   64              4.16              4.08            3.96             3.78
   65              4.30              4.20            4.07             3.86
   66              4.45              4.34            4.17             3.94
   67              4.61              4.47            4.29             4.02
   68              4.78              4.62            4.40             4.10
   69              4.96              4.77            4.52             4.17
   70              5.16              4.93            4.63             4.24
   71              5.37              5.10            4.75             4.31
   72              5.59              5.27            4.87             4.38
   73              5.84              5.45            4.99             4.44
   74              6.10              5.64            5.11             4.50
   75              6.38              5.83            5.22             4.55

Dollar amounts of the monthly annuity payments in the above table assumes a year 2000 issue, and are based upon the Annuity 2000 Table (blended 50%/50% female/male) with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 1.5% per Annum, assuming a 365-day year.


Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

L-22386                                25                                  01-03

                     LIFE ANNUITY TABLES FOR FIXED PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

              THESE TABLES WILL BE USED FOR NONQUALIFIED CONTRACTS.


                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY


   MALE
 ADJUSTED                          FEMALE ADJUSTED AGE
   AGE       45        50        55        60        65        70        75
   45      2.34      2.44      2.52      2.59      2.64      2.67      2.70
   50      2.40      2.53      2.66      2.76      2.85      2.91      2.96
   55      2.45      2.61      2.78      2.94      3.07      3.19      3.27
   60      2.48      2.67      2.88      3.10      3.31      3.49      3.64
   65      2.51      2.71      2.96      3.23      3.53      3.81      4.06
   70      2.52      2.74      3.01      3.33      3.71      4.11      4.51
   75      2.53      2.76      3.05      3.40      3.85      4.37      4.94





                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE


       AGE OF PRIMARY MALE                  DOLLAR AMOUNT
      AND SECONDARY FEMALE

               45                               2.52
               50                               2.76
               55                               3.05
               60                               3.44
               65                               3.97
               70                               4.70
               75                               5.72


Dollar amounts of the monthly annuity payments in the above table and assumes a year 2000 issue and are based on the Annuity 2000 Table with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 1.5% per Annum, assuming a 365-day year.

Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

L-22386                                26                                  01-03

                     LIFE ANNUITY TABLES FOR FIXED PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

               THESE TABLES WILL BE USED FOR QUALIFIED CONTRACTS.

                 OPTION 3 - JOINT AND LAST SURVIVOR LIFE ANNUITY

 UNISEX
ADJUSTED                           UNISEX ADJUSTED AGE
   AGE       45        50        55        60        65        70        75
   45      2.35      2.43      2.49      2.54      2.57      2.60      2.61
   50      2.43      2.54      2.64      2.72      2.79      2.83      2.86
   55      2.49      2.64      2.79      2.92      3.02      3.10      3.16
   60      2.54      2.72      2.92      3.11      3.28      3.42      3.53
   65      2.57      2.79      3.02      3.28      3.54      3.77      3.96
   70      2.60      2.83      3.10      3.42      3.77      4.13      4.46
   75      2.61      2.86      3.16      3.53      3.96      4.46      4.96





                 OPTION 4 - JOINT AND LAST SURVIVOR LIFE ANNUITY
                    REDUCED BY 50% ON DEATH OF PRIMARY PAYEE


         AGE OF PRIMARY
      AND SECONDARY UNISEX                  DOLLAR AMOUNT

               45                               2.48
               50                               2.71
               55                               3.00
               60                               3.37
               65                               3.88
               70                               4.59
               75                               5.58


Dollar amounts of the monthly annuity payments in the above table assumes a year 2000 issue, and are based on the Annuity 2000 Table (blended 50%/50% female/male) with mortality improvements based on Projection Scale G. This table assumes a net investment rate of 1.5% per Annum, assuming a 365-day year.

Calendar Year in which 1st  payment is due:
Adjusted Age is Actual Age:

2003-2005         2006-2010        2011-2015         2016-2020
minus 1           minus 2          minus 3           minus 4

2021-2025         2026-2030        2031-2035         2036 AND LATER
minus 5           minus 6          minus 7           minus 8

L-22386                                27                                  01-03

                     LIFE ANNUITY TABLES FOR FIXED PAYMENTS

                  GUARANTEED AMOUNT OF MONTHLY ANNUITY PAYMENTS
                 PURCHASED WITH EACH $1,000 OF PROCEEDS APPLIED

        THIS TABLE WILL BE USED FOR NONQUALIFIED AND QUALIFIED CONTRACTS.

                     OPTION 5 - PAYMENTS FOR A FIXED PERIOD


                      MONTHLY                                        MONTHLY
    NUMBER OF         PAYMENT                       NUMBER OF        PAYMENT
      YEARS           AMOUNT                          YEARS          AMOUNT

        5              17.28                            18            5.27
        6              14.51                            19            5.03
        7              12.53                            20            4.81
        8              11.04                            21            4.62
        9              9.89                             22            4.44
       10              8.96                             23            4.28
       11              8.21                             24            4.13
       12              7.58                             25            3.99
       13              7.05                             26            3.86
       14              6.59                             27            3.75
       15              6.20                             28            3.64
       16              5.85                             29            3.54
       17              5.55                             30            3.44



The dollar amounts of the monthly annuity payments for the fifth option are based on a net investment rate of 1.5% per annum, assuming a 365-day year.

L-22386                                28                                  01-03

                       This Page Left Blank Intentionally








L-22386                                29                                  01-03

         FLEXIBLE PREMIUM INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT
                    LIFE ANNUITY COMMENCING AT MATURITY DATE




       ELECTIVE OPTIONS                                   NON-PARTICIPATING






L-22386                                30                                  01-03